Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 10, 2011 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 25, 2010 of Winmark Corporation, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

March 10, 2011